Free Writing Prospectus

VanEck Merk Gold Trust

2022-07-21 Quarterly Webinar

0001546652

Pursuant to 433/164

333-238022

MERK®

Merk Outlook Webinar

- Outlook on the Markets & Economy
- US dollar, Gold, and the Fed
- Merk Funds

MERK®

VanEck Merk Gold Trust ("OUNZ") Disclosure

OUNZ must be preceded or accompanied by the prospectus. Before investing you should carefully consider the Fund's investment objectives, risks, charges and expenses. This and other information is in the prospectus, a copy of which is available at www.merkgold.com/prospectus. Please read the prospectus carefully before you invest.

Investing involves risk, including possible loss of principal. The Trust is not an investment company registered under the Investment Company Act of 1940 or a commodity pool for the purposes of the Commodity Exchange Act. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. Because shares of the Trust are intended to reflect the price of the gold held in the Trust, the market price of the shares is subject to fluctuations similar to those affecting gold prices. Additionally, shares of the Trust are bought and sold at market price, not at net asset value ("NAV"). Brokerage commissions will reduce returns.

Commodities and commodity-index linked securities may be affected by changes in overall market movements and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities.

Trust shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of Trust shares relates directly to the value of the gold held by the Trust (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. The Trust does not generate any income, and as the Trust regularly issues shares to pay for the Sponsor's ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money on an investment in the Trust.

The request for redemption of shares for gold is subject to a number of risks including but not limited to the potential for the price of gold to decline during the time between the submission of the request and delivery. Delivery may take considerable time depending on your location.

For a more complete discussion of the risk factors relative to the Trust, carefully read the prospectus. The sponsor of the Trust is Merk Investments LLC (the "Sponsor"). VanEck and Foreside Fund Services, LLC, provide marketing services to the Trust.

MERK

Yield Curve

10y-2y Yield Curve (grey) and 10y-3m Yield Curve (black)


4.00
3.00
2.00
1.00
0.63
0.00
-0.20
-1.00
Daily 12/31/1984 - 7/18/2022
10y-2y Yield Curve (R1) -0.20
10y-3m Yield Curve (R1) 0.63
U.S. Recessions on 6/30/22 (L1) 0
1985-1989
1990-1994
1995-1999
2000-2004
2005-2009
2010-2014
2015-2019
2020-2024

Source: © Merk Investments, Bloomberg

The yield curve is the difference between a longer-maturity interest rate and a shorter-maturity interest rate.

MERK

Market Expectations of Fed Funds Rate in 1 and 2 Years

What's Priced-in based on the +1-year and +2-year Fed Funds Futures Contract



Daily 12/31/2012 - 7/18/2022
Fed Funds Futures implied rate in 1 year 3.385
Fed Funds Futures implied rate in 2 years 2.820
Federal Funds Target Rate Mid Point on 7/15/22 1.625
4.000
3.385
3.000
2.820
2.500
2.000
1.625
1.000
0.500
0.000
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Source: © Merk Investments, Bloomberg

Fed Funds Futures contract: Fed funds futures are financial contracts that represent the market opinion of where the daily official federal funds rate will be at the time of the contract expiry.

MERK


U.S. Consumer Price Index
CPI Index (black) and Log-scale Regression Line +/- 1 & 2 Standard Deviations
Monthly 12/31/2009 - 6/30/2022
US CPI Urban Consumers SA 295.33
Feb 2021 CPI Index reading is in-line with ~2% pre-Covid trend
"American Rescue Plan" COVID-19 Stimulus Package - Pub L. No. 117-2 (March 11, 2021): US$1.9 trillion economic stimulus bill
300
295.33
280
260
240
220
Log
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Source: © Merk Investments, Bloomberg

US CPI Urban Consumers NSA is a measure of the average change in the prices paid by urban consumers for a fixed market basket of goods and services; "NSA" refers to non-seasonally adjusted. YoY is the Year-over-Year percentage change.

MERK

Consumer Price Index (CPI) Month-over-Month

CPI MoM Rate of Change



Monthly 12/31/2019 - 12/31/2022
US CPI MoM on 6/30/22 1.322
0.000
MoM rate that annualizes to 10%
MoM rate that annualizes to 2%
1.322
1.000
0.797
0.500
0.165
0.000
-0.500
-1.000
Dec
Mar
Jun
2020
Sep
Dec
Mar
Jun
2021
Sep
Dec
Mar
Jun
2022
Sep
Dec

Source: © Merk Investments, Bloomberg

US CPI Urban Consumers NSA is a measure of the average change in the prices paid by urban consumers for a fixed market basket of goods and services; "NSA" refers to non-seasonally adjusted. YoY is the Year-over-Year percentage change.

MERK

Supply Bottlenecks

Delivery Lag Time Survey Indexes


Monthly 12/31/1998 - 6/30/2022
Last Price
Kansas City Fed Monthly Manufacturing Survey NSA Supplier Delivery Time (R1) 24.00
Business Outlook Survey Diffusion Index Delivery Times (R2) 9.90
60
50
40
30
20
10
0
-10
40
30
20
0
-10
-20
-30
9.90
24.00
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22

Source: © Merk Investments, Bloomberg

MERK

G4 Inflation Rates

G4 (US, Eurozone, Japan, UK) Core CPI YoY Rates of Inflation



Monthly 12/31/2013 - 6/30/2022
Last Price
US CPI Urban Consumers Less Food & Energy YoY NSA 5.92
Eurostat Eurozone Core MUICP YoY NSA 3.70
UK CPI Ex Energy Food Alcohol & Tobacco YoY - on 5/31/22 5.90
Japan Nationwide CPI ex Fresh Food and Energy YoY% - on 5/31/22 0.80
7.00
5.92
5.00
4.00
3.70
3.00
2.00
1.00
0.80
0.00
-1.00
2014
2015
2016
2017
2018
2019
2020
2021
2022

Source: © Merk Investments, Bloomberg

The breakeven inflation rate is a market-based measure of expected inflation. It is the difference between the yield of a nominal bond and an inflation-linked bond of the same maturity.

MERK

Job Openings vs Job Seekers

Job Opening (black) and Job Seekers (grey)


"There are millions more job openings than there are unemployed people. So you ask whether we can raise rates and move to a less accommodative and even tight financial conditions without hurting the labor market. I think there's quite a bit of room to raise interest rates without threatening the labor market." Powell (Jan 22 FOMC)
Monthly 12/31/1994 - 6/30/2022
US Job Openings on 5/31/22 11.25
US Job Seekers 5.91
20.00
15.00
11.25
10.00
5.91
5.00
People (millions)
1995-1999
2000-2004
2005-2009
2010-2014
2015-2019
2020-2024

Source: © Merk Investments, Bloomberg

MERK

Commodities vs. Stocks

Commodity Index / S&P 500 Index with Regression Line and +/- 1 & 2 Standard Deviations



Monthly 1/30/1970 - 12/31/2030
S&P GSCI Total Return CME / S&P 500 Index on 7/31/22
Regression Line +/- 1 & 2 Standard Deviations
10.00
8.00
6.00
4.00
2.00
0.93
0.00
Commodities / Stocks Ratio
?
'70-'74
'75-'79
'80-'84
'85-'89
'90-'94
'95-'99
'00-'04
'05-'09
'10-'14
'15-'19
'20-'24
'25-'29

Source: © Merk Investments, Bloomberg

A regression line summarizes how well the proposed model actually fits the sample data obtained.

The standard deviation is a statistic that measures the dispersion of a dataset relative to its mean.

MERK

Oil Price Shocks

Oil Price Relative to its 5-Year Moving Average (black) and US Recessions (blue)



OPEC Embargo (1973)
Iranian Revolution (1979)
Iraq Invades Kuwait (1990)
Russia Invades Ukraine (2022)
Oil doubles from its 5yr MA
Monthly 12/31/1964 - 7/15/2022
Oil Relative to its 5-year Moving Average (vintage data) on 5/31/18 (R1)
Oil Relative to its 5-year Moving Average (R1)
US Recessions on 6/30/22 (L1)
2.50
2.00
1.57
1.50
1.11
1.00
0.50
'65-'69
'70-'74
'75-'79
'80-'84
'85-'89
'90-'94
'95-'99
'00-'04
'05-'09
'10-'14
'15-'19
'20-'24

Source: © Merk Investments, Bloomberg

MERK

S&P 500 Forward P/E Ratio and Inflation Expectations

S&P 500 Index Forward Price/Earnings Ratio (black) and 10-year Inflation Expectations (inverted in grey)



Monthly 1/31/1995 - 1/18/2023
S&P 500 Index Fwd P/E Ratio on 7/18/22 (R1) 16.7
US Breakeven 10 Year (6-month lead) (R2) 2.38
28.0
26.0
24.0
22.0
20.0
18.0
16.7
16.0
14.0
12.0
0.00
0.50
1.00
1.50
2.00
2.38
2.50
3.00
Low => High
1995-1999
2000-2004
2005-2009
2010-2014
2015-2019
2020-2024

Source: © Merk Investments, Bloomberg

Forward P/E: A variation of the price-to earnings ratio (P/E ratio) which is based on a prediction of a company's future earnings.

The breakeven inflation rate is a market-based measure of expected inflation. It is the difference between the yield of a nominal bond and an inflation-linked bond of the same maturity.

MERK

Inflation Expectations

CPI Inflation Rates Priced by Inflation Swap Contracts



Weekly 12/31/2010 - 7/15/2022
1y CPI 3.73
1y1y CPI 2.83
2y1y CPI 2.62
3y1y CPI 2.58
5y1y CPI 2.54
6.00
5.00
4.00
3.73
2.83
2.00
1.00
0.00
-1.00
-2.00
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Source: © Merk Investments, Bloomberg

Inflation swap contract: a derivative used to transfer inflation risk from one party to another through an exchange of cash flows. In a zero coupon inflation swap, only one payment is done at maturity where one party pays a fixed rate on a notional principal amount, while the other party pays a floating rate linked to an inflation index. 1y CPI: market-based 1 year forward CPI inflation expectations; 1y1y: inflation expectation for the year starting in a year; 2y1y: inflation expectations for the year starting in 2 years; 3y1y: : inflation expectations for the year starting in 3 years; 5y1y: inflation expectations for the year starting in 5 years


MERK
U.S. Dollar Index
U.S. Dollar Index ("DXY")
The weights for the euro prior to 1999 were as follows (based on the relative size of international trade for the original 11 members):
Germany (mark): 33.1%
France (franc): 19.7%
Italy (lira): 14.8%
Belgium/Luxembourg (franc): 9.2%
Netherlands (guilder): 8.2%
Spain (peseta): 6.7%
Austria (schilling): 4.4%
Finland (markka): 1.5%
Portugal (escudo): 1.3%
Ireland (pound): 1.1%
On 1/1/1999, the euro was adopted.
Index Weights
EUR: 57.6%
JPY: 13.6%
GBP: 11.9%
CAD: 9.1%
SEK: 4.2%
CHF: 3.6%
On 8/15/1971, the U.S. unilaterally terminated convertibility of the U.S. dollar into gold, effectively ending the Bretton Woods System.
Monthly 12/31/1969 - 7/18/2022
Dollar Index (DXY)
160
140
120
107.36
100
90
80
70
1970-1974
1975-1979
1980-1984
1985-1989
1990-1994
1995-1999
2000-2004
2005-2009
2010-2014
2015-2019

Source: © Merk Investments, Bloomberg

The weights are roughly based on the relative sizes of the various economies.

MERK

U.S. Dollar Index

U.S. Dollar Index ("DXY") with Log scale trend channel



Hi: 160.41
"I tend to be bearish on the dollar because it's a trend. The dollar has been going down ever since Bretton Woods broke down in the early 1970s. That's a pretty good trend for a pretty good reason." – Andres Drobny
150
107.36
100
90
80
70
Low: 71.80
Monthly 12/31/1969 - 7/18/2022
Dollar Index ("DXY") 107.36
High on 02/28/85 160.41
Average 97.48
Low on 03/31/08 71.80
1970-1974
1975-1979
1980-1984
1985-1989
1990-1994
1995-1999
2000-2004
2005-2009
2010-2014
2015-2019

Source: © Merk Investments, Bloomberg

The log scale trend channel draws a regression channel plotted on logarithmic scale from the first quotation. On logarithmic scales an equal amount of vertical change corresponds to an equal amount of percentage change, whereas on arithmetic scales an equal amount of vertical change corresponds to an equal amount of numerical change.

MERK

U.S. Dollar Relative Purchasing Power Valuation

U.S. Dollar Relative PPP Valuation vs equally-weighted G10



Monthly 1/31/1982 - 7/18/2022
Dollar Relative Purchasing Power Parity Valuation vs the G10 26.0
Hi: 43.0
G10 Currencies:
AUD – Australian dollar
CAD – Canadian dollar
CHF – Swiss franc
EUR – euro
GBP – British pound
JPY – Japanese yen
NOK – Norwegian krone
NZD – New Zealand dollar
SEK – Swedish krona
(USD – U.S. dollar)
US Dollar Overvalued
26.0
17.5
26.0
-16.2
US Dollar Undervalued
Low: -19.9
40.0
30.0
20.0
10.0
0.0
-10.0
-20.0
1985-1989
1990-1994
1995-1999
2000-2004
2005-2009
2010-2014
2015-2019
2020-2024

Source: © Merk Investments, Bloomberg

The Relative PPP Framework suggests that nominal exchange rates tend to gravitate toward their long-run purchasing power parity (PPP) equilibrium values. The foundation for PPP is the so-called "law of one price," which suggests that identical goods should trade at the same price across countries when valued in terms of a common currency. Relative PPP extends the law of one price to a broad range of goods and services and takes into account trade impediments.

MERK

Non-Dollar G10 Currencies Relative Purchasing Power Valuation vs U.S. Dollar

Non-dollar G10 vs U.S. Dollar – Relative PPP Valuation



Monthly 1/31/1982 - 7/18/2022
AUD Valuation -0.04
CAD Valuation -0.11
EUR Valuation -0.19
GBP Valuation -0.09
NOK Valuation -0.51
CHF Valuation -0.02
JPY Valuation -0.87
NZD Valuation 0.01
SEK Valuation -0.80
0.40
0.20
-0.40
-0.60
0.01
-0.04
-0.11
-0.19
-0.51
-0.80
-0.87
1985-1989
1990-1994
1995-1999
2000-2004
2005-2009
2010-2014
2015-2019
2020-2024

Source: © Merk Investments, Bloomberg

Relative purchasing power parity (PPP): Nominal exchange rates tend to gravitate toward their long-run purchasing power parity (PPP) equilibrium values. The foundation for PPP is the so-called "law of one price," which suggests that identical goods should trade at the same price across countries when valued in terms of a common currency. Relative PPP extends the law of one price to a broad range of goods and services and takes into account trade impediments.

Gold and the U.S. Dollar

Gold (black) and the U.S. Dollar Index (inverted in grey)



2000
1708
1000
600
500
400
300
200
100
60
50
40
30
80.0
100.0
107.4
120.0
140.0
160.0
Monthly 12/31/1969 - 7/18/2022
Gold (R1) 1708
US Dollar Index (R2) 107.4
'70-'74
'75-'79
'80-'84
'85-'89
'90-'94
'95-'99
'00-'04
'05-'09
'10-'14
'15-'19
'20-'24

Source: © Merk Investments, Bloomberg

MERK

Gold and Global Money Supply

Gold (black) and Global M2 Money Supply in USD terms (grey)



Monthly 12/31/1999 - 7/18/2022
Proxy for Global Money Supply (M2) (R1) 99.134T
Gold $/oz (R2) 1708
Hi: 103.559T
Low: 24.002T
99.134T
1708
110T
90T
80T
70T
60T
50T
40T
30T
20T
2000
1500
1000
500
'00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22

Source: © Merk Investments, Bloomberg

Inflation-adjusted Gold Price and Consumer Confidence

Gold / CPI Index (black) and Consumer Confidence (inverted in grey)


Monthly 12/31/1974 - 7/31/2022
US Consumer Confidence Index (R1) 51
Gold Price / CPI Index on 6/30/22 (R2) 6.12
51
60
70
80
90
100
110
9.00
8.00
7.00
6.12
5.00
4.00
3.00
2.00
Low <> High
Log
1975-1979
1980-1984
1985-1989
1990-1994
1995-1999
2000-2004
2005-2009
2010-2014
2015-2019

Source: © Merk Investments, Bloomberg

MERK

Gold Bull Market Analog

Gold price and Gold Bull Market Analog (shifted forward and repriced)



Weekly 1/6/2012 - 12/31/2029
Gold ($/oz) on 7/18/22 1708
Gold ($/oz) (matching 1999 low to 2015 low) 5784
2011 Peak
1999 Low
9000
8000
7000
5784
5000
4000
3000
2000
1708
1000
900
Log
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029

Source: © Merk Investments, Bloomberg

The definition of an analog is a thing that is like something else in some ways. The 1999 low is matched to the 2015 low and repriced to match the 1999 low price to the 2015 low price. The grey line shows what happened between 1999 and 2011.

MERK

Gold Price and Gold Mining CapEx

Gold Miners' Capital Expenditures (black) and Gold Price (grey)



Monthly 12/31/1999 - 7/18/2022
Gold Miners Capital Expenditures (R1) 69.7
Gold ($/oz) (R2) 1708
Hi: 146.1
Low: 29.9
Underinvestment?
140.0
120.0
100.0
80.0
69.7
60.0
40.0
20.0
2000
1708
1500
1000
500
'00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22

Source: © Merk Investments, Bloomberg

OUNZ

VANECK® MERK® GOLD TRUST (OUNZ)

THE GOLD ETF THAT DELIVERS


OUNZ

- **Convenient** and **cost-efficient** way to **buy and hold** gold through an exchange traded product
- **Option to take delivery** of physical gold if and when desired

Merk Hard Currency Fund (MERKX)


MERK® FUNDS
THE AUTHORITY ON CURRENCIES™
2315
MERK HARD CURRENCY FUND
SEEKS TO PROFIT FROM
A RISE IN HARD CURRENCIES

- Basket of Hard Currencies
- Hedge U.S. dollar risk
- Active management

Seeks to profit from rise of hard currencies vs. the U.S. dollar

MERKX
Standardized Performance

Merk Hard Currency Fund®



Seeks to profit from a rise in *hard currencies* relative to the U.S. dollar

Through 06/30/2022, the Merk Hard Currency Fund Investor Shares (MERKX) had a 1-year return of -11.55%, a 5-year return of -2.43%, a 10-year return of -2.56%, and a return of 0.44% since inception on 05/10/2005.

All performance figures greater than 1-year are annualized unless otherwise specified. Performance data represents past performance and is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than original cost. Please visit www.merkfunds.com for most recent month end performance. The expense ratio for MERKX is 1.33% for Investor Shares.

MERK

MERKX Performance

Risk and Return (since Inception)	
Annualized Return	0.44%
Annualized Volatility	8.49%
Sharpe Ratio	-0.08
Cumulative Return	7.89%
Year-to-Date Return	-8.13%
Best Month	7.77%
Worst Month	-9.82%
Average Month	0.07%
Average Monthly Gain	1.90%
Average Monthly Loss	-1.93%
% of Winning Months	51.94%
95% Monthly VAR	-3.76%

AUM: $46.3 million

Fund Details	Investor	Institutional
Ticker	MERKX	MHCIX
Min. Invest.	$2,500	$250,000
Exp. Ratio	1.33%	1.08%
Fees	No Load	No Load



Cumalative Return
Monthly and Cumulative Return (since inception)
Monthly Return
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
-5.00%
-10.00%
May-05 May-06 May-07 May-08 May-09 May-10 May-11 May-12 May-13 May-14 May-15 May-16 May-17 May-18 May-19 May-20 May-21 May-22
Monthly Returns (RHS)
Cumulative Returns (LHS)



Ann. Std. Deviation
Risk Comparsion (since inception)
20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
GOLD
AUD
NZD
NOK
SEK
CHF
JPY
GBP
CAD
EUR
MERKX
InvDXY



Currency Allocation (as of 06/30/2022)
GBP 3.6%
GOLD 0.8%
JPY 0.0%
SEK 10.4%
CAD 24.5%
NZD 11.8%
EUR 14.8%
AUD 18.5%
NOK 15.7%

Performance data represents past performance and is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All performance figures greater than 1-year are annualized unless otherwise specified. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than original cost. Please visit www.merkfunds.com for most recent month end performance. The Fund's expense ratio is 1.33% for Investor Shares. Source: Merk Investments, Bloomberg. Calculations since inception 05/10/2005-06/30/2022

MERK

MERKX Performance (since inception)


Annualized performance – since inception (05/10/05 – 06/30/22)
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
-2.00%
-4.00%
NOK
GBP
SEK
JPY
EUR
NZD
AUD
CAD
MERKX
SGD
USD
CHF
XAU

NOK	GBP	SEK	JPY	EUR	NZD	AUD	CAD	MERKX	SGD	USD	CHF	XAU
-2.58%	-2.51%	-2.06%	-1.45%	-1.19%	-0.93%	-0.69%	-0.23%	0.44%	0.99%	1.26%	1.34%	8.78%

Source: Merk Investments, Bloomberg.
All calculations are based on daily data. All currencies performance are calculated relative to U.S. Dollar.
USD: U.S. Dollar Currency Index (DXY); XAU: Gold Spot as U.S. Dollar per Troy Ounce

Performance data represents past performance and is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All performance figures greater than 1-year are annualized unless otherwise specified. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than original cost. Please visit www.merkfunds.com for most recent month end performance. The Fund's expense ratio is 1.33% for Investor Shares. Source: Merk Investments, Bloomberg. Calculations for period 05/10/2005-06/30/2022

MERK

MERKX Volatility since inception

Annualized volatility – since inception (05/10/05 – 06/30/22)



20.00%
18.00%
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%

SGD	USD	MERKX	EUR	CAD	GBP	JPY	CHF	SEK	NOK	NZD	AUD	XAU
5.42%	7.71%	8.49%	9.27%	9.36%	9.66%	9.93%	11.21%	12.20%	12.86%	12.96%	13.00%	18.06%

Source: Merk Investments, Bloomberg.
All calculations are based on daily data. All currencies performance data calculated relative to U.S. Dollar.
USD: U.S. Dollar Currency Index (DXY); XAU: Gold Spot as U.S. Dollar per Troy Ounce

MERKX Correlation

Correlation matrix – as of 06/30/2022

MERKX vs.	Since Inception	1 Year	YTD	Q2
AUD	0.63	0.90	0.91	0.95
CAD	0.62	0.82	0.84	0.87
CHF	0.79	0.59	0.63	0.64
EUR	0.90	0.74	0.76	0.80
GBP	0.67	0.79	0.78	0.81
JPY	0.21	0.20	0.23	0.20
NOK	0.79	0.90	0.90	0.92
NZD	0.61	0.87	0.88	0.91
SEK	0.78	0.82	0.81	0.88
SGD	0.64	0.85	0.85	0.87
USD	-0.90	-0.81	-0.81	-0.82
XAU	0.66	0.32	0.30	0.53

Source: Merk Investments, Bloomberg.
All calculations are based on daily data as of 06/30/2022.
All currencies performance data calculated relative to U.S. Dollar.
USD: U.S. Dollar Currency Index (DXY); XAU: Gold Spot as U.S. Dollar per Troy Ounce

Correlation: a statistical measurement that gives the degree of relationship between two variables. In a diversified portfolio, correlation represents the degree of relationship between the price movements of different assets in a portfolio. Fund inception: 05/10/2005.

Is Your Portfolio Ready?


FED
PRESSURE
COOKER
WWW.MERKINVESTMENTS.COM
©MERK INVESTMENTS, LLC

ALL CONTAINED?

MERK

Notes

Indices and terms referred to in this presentation may include the following:

U.S. Dollar (DXY) Index and Inverse DXY: DXY is a measure of the value of the United States dollar relative to a static basket of currencies with Euro (EUR) 57.6% weight, Japanese yen (JPY) 13.6%, Pound Sterling (GBP) 11.9%, Canadian dollar (CAD) 9.1%, Swiss franc (CHF) 3.6% and Swedish krona (SEK) 4.2% weight. The DXY is a generally well-known measure of the value of the US dollar versus major foreign currencies, and as such makes a relevant reference point for directional currency strategies. The inverse of the DXY is the value of the currency basket relative to the U.S. dollar, i.e. short dollar and long foreign currencies. Because the Merk Hard Currency Fund is long foreign currencies (and therefore short dollar), using the inverse DXY allows for the logical comparison of performance relative to the Fund.

Bloomberg Dollar (BBDXY) Index: an index tracks the performance of a basket of ten leading global currencies versus the U.S. dollar, weighted by the share of international trade and FX liquidity.

Deutsche Bank Currency Returns (DBCR) Index: an equal-weighted blend of the most widely used investment strategies among active currency managers. It captures long term systematic returns available in the world currency markets. As a non-directional index, the DBCR provides a useful comparison to absolute return currency strategies like the Merk Absolute Return Currency Fund.

JPMorgan 3-Month Global Cash Index: measures the performance of money market securities denominated in foreign currencies.

Citigroup 3-Month U.S. T-Bill Index: an index that tracks the performance of U.S. Treasury bills with a remaining maturity of three months.

S&P 500 Total Return Index (SPXT): a broad-based measurement of changes in stock market conditions based on the average performance of 500 widely held common stocks. Performance figures assume that all dividends are reinvested.

MSCI EAFE (Europe Australasia Far East) Index: a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US & Canada. As international equity investment returns are a combination of equity returns and currency returns, the MSCI EAFE provides a useful comparison to a strategy including U.S. equities and currencies, like the Merk Currency Enhanced US Equity Fund.

MSCI EAFE US $ Hedged Net Index: a currency hedged variant of the above, designed to represent the return without the currency exposure if the index.

MSCI Emerging Markets (EM) Index: a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets.

Barclays Capital Aggregate US Bond Index (BONDS): is a broad-based benchmark that measures the investment grade, U.S. dollar-denominated, fixed-rate taxable bond market, including Treasuries, government-related and corporate securities, MBS (agency fixed-rate and hybrid ARM pass-throughs), ABS, and CMBS.

FTSE NAREIT US All REITs Index: spans the commercial real estate space across the US economy. It provides exposure to all investment and property sectors.

DJ-UBS Commodity Total Return Index: a diversified benchmark for commodities' fully collateralized returns.

Barclays US TIPS Index: measures the performance of the US Treasury Inflation Protected Securities ("TIPS") market.

Alpha: a measure of risk-adjusted return. The excess return of the fund relative to the return of the benchmark is the fund's alpha.

Beta: a measure of systematic risk based on the covariance of the portfolio's return with the return of the overall market. The market has a beta of 1.

Sharpe Ratio: a measure of the excess return per unit of risk in an investment asset or a trading strategy.

Correlation: a measure of how two securities or asset classes move in relation to each other.

Standard Deviation: a measure of volatility.

VAR: VAR refers to value at risk, which gives the worst expected loss given some confidence level over a given time horizon for a given distribution of returns. 95% Monthly VAR suggests a 95% probability a monthly loss is no greater than stated assuming a normal distribution of returns. Investors must be aware that this does not capture the worst case scenario and that losses may be greater as the distribution of future returns is unknown.

CRY Index: Thomson Reuters/Core Commodity CRB Commodity Index, an arithmetic average of commodity futures prices with monthly rebalancing.

Barcap US Corp HY YTW – 10 Year Spread: A measure reflecting risk premia in the market; specifically, the Barclays Capital US Corporate High Yield to Worst minus the US Generic Government 10 Year Yield.

Other indices as defined on the respective pages. Indices are unmanaged; an investment cannot be made directly in an index.

MERK

Notes (continued)

Singapore dollar (SGD): official currency of Singapore.

Spot Gold (XAU): current market price at which an asset is bought or sold for immediate payment and delivery. It is differentiated from the forward price or the futures price, which are prices at which an asset can be bought or sold for delivery in the future.

Russell 2000 Index: a small-cap stock market **index** of the bottom 2,000 stocks in the **Russell** 3000 **Index**. The **Russell** 2000 is used as a benchmark primarily for mutual funds that identify themselves as "small-cap", while the S&P 500 **index** is used primarily for large capitalization stocks.

S&P 500 Index: a capitalization-weighted index of 500 stocks designed to measure performance of the broad U.S. domestic economy through change in the aggregate market value representing all major industries.

S&P 500 Financials Index: a capitalization-weighted index of S&P 500 stocks that represent the financial sector as defined by Global Industry Classification Standard (GICS) Level 1 Sector group, calculated by Bloomberg.

VIX Short-Term Futures Index: an index that measures the return from a daily rolling long position in the VIX futures contract traded on the Chicago Board Options Exchange. The short-term index is comprised of the first and second contract months.

U.S. 10Y Treasury Bonds: represented here by calculating the inverse of Bloomberg's U.S. Generic Government 10 Year Yield Index (USGG10YR Index) comprised of on-the-run government bill/not/bond indices.

Spain 10Y Treasury Bonds: represented here by calculating the inverse of Bloomberg's Spanish Generic Government 10 Year Yield Index (GSPG10YR Index) comprised of Spanish government bonds that the market considers to be benchmark issue.

G10: refers to 10 countries/currency areas: Australia (AUD), Canada (CAD), Switzerland (CHF), Eurozone (EUR), United Kingdom (GBP), Japan (JPY), Norway (NOK), New Zealand (NZD), Sweden (SEK), and United States (USD).

US Corp IG Bonds: represented here by Bloomberg US Corporate Bond Index (Investment Grade) for GICS Level I sectors Utilities, Industrials, Consumer Staple, Communications, Health Care and Financials. The Bloomberg USD Corporate Bond Index is a rules-based market-value weighted index engineered to measure the investment grade, fixed-rate, taxable, corporate bond market. It includes USD-denominated securities publicly issued by U.S. and non-U.S. corporate issuers. To be included in the index a security must have a minimum par amount of 250 million.

EM USD Bond Aggregate: represented here by Bloomberg Barclays EM USD Aggregate TR Index Unhedged USD. Bloomberg Barclays Emerging Markets Hard Currency Aggregate Index is a flagship hard currency Emerging Markets debt benchmark that includes USD-denominated debt from sovereign, quasi-sovereign, and corporate EM issuers.

U.S. Mortgage Backed Securities: represented here by Bloomberg Barclays US MBS Index TR Value Unhedged USD. The Bloomberg Barclays US Mortgage Backed Securities (MBS) Index tracks agency mortgage backed pass-through securities (both fixed-rate and hybrid ARM) guaranteed by Ginnie Mae (GNMA), Fannie Mae (FNMA), and Freddie Mac (FHLMC). The index is constructed by grouping individual TBA-deliverable MBS pools into aggregates or generics based on program, coupon and vintage.

Pan-European IG Bond Aggregate: represented here by Bloomberg Barclays Pan-European Aggregate TR Index Value Unhedged EUR. The Bloomberg Barclays Pan-European Aggregate Index tracks fixed-rate, investment-grade securities issued in the following European currencies: Euro, British pounds, Norwegian krone, Danish krone, Swedish krona, Czech koruna, Hungarian forint, Polish zloty, and Slovakian koruna. Inclusion is based on the currency of the issue, and not the domicile of the issuer.

Pan-European HY Bond Aggregate: represented here by Bloomberg Barclays Pan-European High Yield TR Index Value Unhedged EUR. The Bloomberg Barclays Pan-European High Yield Index measures the market of non-investment grade, fixed-rate corporate bonds denominated in the following currencies: euro, pounds sterling, Danish krone, Norwegian krone, Swedish krona, and Swiss franc. Inclusion is based on the currency of issue, and not the domicile of the issuer.

G4: G4 or Group of Four refers to the U.S., U.K., Germany, and Japan

Mutual Fund Risk Disclosure

Information contained herein may discuss Fund performance and holdings. Performance data quoted represents past performance and is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than original cost. For performance current to the most recent month-end, please visit our website at www.merkfunds.com/fund.

Since the Fund primarily invests in foreign currencies, changes in currency exchange rates affect the value of what the Fund owns and the price of the Fund's shares. Investing in foreign instruments bears a greater risk than investing in domestic instruments for reasons such as volatility of currency exchange rates and, in some cases, limited geographic focus, political and economic instability, emerging market risk, and relatively illiquid markets. The Fund is subject to interest rate risk, which is the risk that debt securities in the Fund's portfolio will decline in value because of increases in market interest rates. If the U.S. dollar fluctuates in value against currencies the Fund is exposed to, your investment may also fluctuate in value. As a non-diversified fund, the Merk Hard Currency Fund will be subject to more investment risk and potential for volatility than a diversified fund because its portfolio may, at times, focus on a limited number of issuers. For a more complete discussion of these and other Fund risks please refer to the Fund's prospectus.

Before investing you should carefully consider the Fund's investment objectives, risks, charges and expenses. This and other information is in the prospectus, a copy of which may be obtained by calling 1-866-MERK FUND or visiting the Fund's website. Please read the prospectus carefully before you invest. **Foreside Fund Services, LLC, distributor.**

Disclosure

This report was prepared by Merk Investments LLC ("Merk Investments"), and reflects the current opinion of the authors. It is based upon sources and data believed to be accurate and reliable. Merk Investments makes no representation regarding the advisability of investing in the products herein. The information contained herein reflects Merk Investments' current views and opinions with respect to, among other things, future events and financial performance. Charts, graphs, and tables are provided for illustrative purposes only. Any forward-looking statements contained herein are based on current estimates and expectations. Opinions and forward-looking statements expressed are subject to change without notice. This information does not constitute investment advice and is not intended as an endorsement of any specific investment. The information contained herein is general in nature and is provided solely for educational and informational purposes. Some believe predicting recessions is either impossible or very difficult. The information provided does not constitute legal, financial or tax advice. You should obtain advice specific to your circumstances from your own legal, financial and tax advisors. Past performance is no guarantee of future results.

* * *

Published by Merk Investments LLC